UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 13, 2015

Commission File Number:  001-34269

SHARPS COMPLIANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware	74-2657168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9220 Kirby Drive, Suite 500, Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

(713) 432-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2015, Sharps Compliance, Inc. (a wholly-owned subsidiary of Sharps Compliance Corp., herein referred to as the “Company”) executed an amendment (the “Amendment”) to the Lease Agreement with Warehouse Associates Corporate Centre Kirby II, Ltd. (the "Landlord") originally dated July 13, 2006, and subsequently amended (the “Lease”).  The Leased Premises include 18,231 square feet used by the Company as a corporate office space, located on Kirby Drive in Houston, Texas.  The Amendment provides for an extension of the current Lease from February 28, 2015 to February 28, 2020 and sets base rent amounts for the extended term of the Lease (“Extended Term”).  There are no other material changes to the terms and conditions of the Lease.

The monthly base rent for the Lease during the Extended Term beginning March 1, 2015 is $17,319.45 per month for the remaining term of the lease.

There is no material relationship between the Company, or any of its affiliates, and the landlord, or any of its affiliates, other than the contractual relationship under the corresponding lease agreements.

The description of the above noted lease is qualified in its entirety by reference to the agreement filed as Exhibit 10.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Third Amendment to Lease Agreement executed as of February 13, 2015, between Sharps Compliance, Inc. and Warehouse Associates Corporate Centre Kirby II, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REGISTRANT:

Dated: February 17, 2015	Sharps Compliance Corp.
By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer

Index to Exhibits

10.1	Third Amendment to Lease Agreement executed as of February 13, 2015, between Sharps Compliance, Inc. and Warehouse Associates Corporate Centre Kirby II, Ltd.